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                                                                   EXHIBIT 10.36

                                  Office Lease

                                     Between

                                 US Unwired Inc.

                                       And

                                 Xspedius Corp.

                                    Building:

                                US Unwired Tower

                             Lake Charles, Louisiana

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                                Table of Contents

Article 1 - Defined Terms                                                      1

Article 2 - Leased Premises and Term                                           5
        2.1    Location                                                        5
        2.2    Term and Commencement Date                                      5
        2.3    Holding Over                                                    5

Article 3 - Rental                                                             6
        3.1    Base Rental                                                     6
        3.2    Operating Expenses - Tenant's Share                             6
        3.3    Operating Expense Statements                                    6
        3.4    Fractional Calendar Years                                       7
        3.5    No Set-Off                                                      7
        3.6    Late Payment                                                    7

Article 4 - Utilities and Other Services                                       7
        4.1    Services                                                        7
        4.2    Electricity                                                     8
        4.3    Keys and Locks                                                  9
        4.4    Signs                                                           9
        4.5    Parking                                                        10
        4.6    Telephones                                                     10

Article 5 - Use of Premises: Conduct of Business                              10
        5.1    Use and Occupancy                                              10
        5.2    Compliance with Insurance Policies                             10
        5.3    Compliance With Laws                                           10
        5.4    Rules of Building                                              11
        5.5    Entry for Repairs and Inspection                               11
        5.6    Nuisance, Waste, Defacing                                      11
        5.7    Dangerous Substances, Heavy Objects                            12
        5.8    Hazardous Material                                             12

Article 6 - Tenant's Property and Tenant's Changes                            13
        6.1    Part of Lease Premises                                         13
        6.2    Tenant's Property                                              13
        6.3    Removal by Tenant                                              13
        6.4    Alterations                                                    14
        6.5    Mechanics and Other Liens                                      14

Article 7 - Maintenance and Repairs                                           15
        7.1    Repairs to Building                                            15
        7.2    Repairs to the Leased Premises                                 15
        7.3    Condition of Leased Premises                                   15

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Article 8 - Casualty Damage, Eminent Domain and Restoration                   16
        8.1    Fire or Other Casualty                                         16
        8.2    Eminent Domain                                                 16

Article 9 - Indemnity, Liability and Insurance                                17
        9.1    Indemnity                                                      17
        9.2    Tenant's Liability Insurance                                   17
        9.3    Tenant's Property Insurance                                    17
        9.4    General Requirements of Tenant's Insurance                     17
        9.5    Mutual Waiver of Subrogation Right                             18
        9.6    Landlord's Property Insurance                                  18

Article 10 - Landlord's Covenant of Quiet Enjoyment                           18
        10.1   Peaceful Enjoyment                                             18

Article 11 - Assignment                                                       19
        11.1   Prohibition of Assignment                                      19
        11.2   Corporation, Partnership or Limited Liability Company          20

Article 12 - Default by Tenant                                                20
        12.1   Events of Default                                              20
        12.2   Landlord's Remedies                                            21
        12.3   Landlord's Right to Cure                                       23
        12.4   No Waiver                                                      23
        12.5   No Accord and Satisfaction                                     23
        12.6   Costs and Expenses                                             24
        12.7   Notice to Vacate                                               24

Article 13 - Assignments of Lease and Mortgages by Landlord                   24
        13.1   Landlord's Right to Mortgage                                   24
        13.2   Subordination                                                  24
        13.3   Attornment                                                     25
        13.4   Conveyance and Transfer of Landlord's Interest                 25
        13.5   Termination upon Transfer                                      25

Article 14 - Miscellaneous Provisions                                         26
        14.1   Limitation of Liability                                        26
        14.2   Tenant Certificates                                            26
        14.3   No Termination                                                 27
        14.4   Reimbursement for Legal Expenses                               27
        14.5   Force Majeure                                                  27
        14.6   Broker's Commissions                                           27
        14.7   Governing Law                                                  27
        14.8   Representation by Corporate Tenant                             27
        14.9   Headings and Index                                             28
        14.10  Partial Invalidity                                             28
        14.11  Successors and Assigns                                         28
        14.12  When Lease Becomes Binding                                     28
        14.13  Other Leases and Tenants                                       28

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        14.14  No Partnership                                                 28
        14.15  Manner of Giving Notice                                        28
        14.16  Rights of Tenant's Lender                                      29

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                                List of Exhibits

Exhibit   Title

A         Floor Plans

B         Existing Rules of Building

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                                      LEASE

     This lease is effective on the 1st day of October, 2000, between US Unwired Inc. ("Landlord") and Xspedius Corp. ("Tenant").

                            Article 1 - Defined Terms

     When used herein, the following words and phrases shall have the indicated meanings:

     Base Rental shall have the meaning ascribed thereto in Article 3.1.

     Building shall mean the eleven-story office and commercial building designated as US Unwired Tower located at 901 Lakeshore Drive, Lake Charles, Calcasieu Parish, Louisiana.

     Building Common Area shall mean those areas within the Building's corridors, elevator foyers, lobbies, restrooms, mechanical rooms, janitorial closets, security areas, vending rooms, postal facilities, telephone rooms and electrical rooms, elevator mechanical rooms located above the elevator shafts and other areas which are provided for the common use or benefit of all Building tenants generally or the public generally but excluding any area occupied exclusively by the Landlord for a purpose other than the operation of the Building.

     Commencement Date shall mean October 1, 2000.

     Common Area Factor is stipulated to mean the percentage defined as such in the definition of Leased Premises found in this Article 1, regardless of the actual amount of Building Common Area or the actual relation of the Building Common Area to the total Usable Area of the Building.

     Default shall mean any act, event, circumstance or occurrence which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

     Default Rate shall mean the rate of 1 1/2% per month, or the highest rate allowed by law, whichever is less.

     Environmental Laws shall mean all Legal Requirements relating to injury to or the protection of human health or the environment, including without limitation all Legal Requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened release of hazardous materials, chemical substances, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, disposal, storage, transportation or handling of hazardous materials, chemical substances petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

     Event of Default shall mean any of the several events or occurrences described in Article 12.1

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     Hazardous Materials shall mean any chemical, material, gas, vapor, energy, radiation or substance (i) the presence of which requires or may hereafter require modification, investigation or remediation under any applicable Environmental laws; (ii) which is or becomes defined as a "hazardous waste" "hazardous material" "hazardous substance" "controlled industrial waste" "pollutant" or "contaminant" under any present or future Environmental Law including without limitation the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. ((S) 9661 et seq.) and any other applicable local statues and the regulations promulgated thereunder; or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated under any Environmental Law; (iv) the presence of which on the Lease Premises or in the Building causes or threatens to cause a nuisance pursuant to applicable law or poses or threatens to pose a hazard to the Leased Premises or the Building or to the health or safety of persons or property on or about the Leased Premises or the Building; (v) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; (vi) without limitation, which contains polychlorinated biphenyls or asbestos or urea formaldehyde foam insulation; or (vii) without limitation which contains or emits radioactive particles, waves or material, including radon gas.

     Lease shall mean this lease, as hereafter amended, modified, renewed, extended, or reconducted from time to time.

     Lease Term shall mean the period of five (5) months following the Commencement Date, and continuing thereafter on a month to month basis until terminated by either party upon at least fifteen (15) days advance written notice, or as otherwise provided herein.

     Leased Premises shall mean those premises located on the seventh (7th) and eighth (8th) floors of the Building, depicted on the floor plan or plans that have been signed by Landlord and Tenant and are attached hereto as Exhibit A. The leased portion of the 8th floor comprises approximately 8,106 square feet of Usable Area and to which has been allotted a common area factor of 15% (the "Common Area Factor") for an aggregate area of 9,322 square feet. The 7th floor comprises approximately 10,816 square feet, which includes the common areas of the 7th floor (the Common Area Factor is not applicable to the 7th floor as Tenant leases the entire floor). Thus, the total area of the Leased Premises is 20,138 square feet of rentable space (the "Rentable Area").

     Legal Requirements shall mean all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions, restrictions and requirements of and agreements with all courts and governmental authorities now or hereafter in effect and applicable to the Leased Premises, the Building and land thereunder or any part thereof, or any of the adjoining sidewalks, streets or ways.

     Normal Business Hours shall mean 7:00 a.m. to 6:00 p.m. Monday through Friday, and 7:00 a.m. to 12 noon on Saturdays, the following holidays being excepted: New Year's Day, July 4th, Labor Day, Thanksgiving Day, Christmas Eve, Christmas Day and any local holiday generally celebrated by the closing of businesses in the city in which the Building is located.

     Operating Expense Base shall mean the actual amount of Operating Expenses incurred for calendar year 2000. In the event that the Building is less than 95% occupied during calendar

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year 2000, as determined under generally accepted accounting principles consistently applied, then the Operating Expense Base shall be "grossed up" to that amount of Operating Expenses that, using reasonable extrapolations, would have been incurred during calendar year 2000 had the Building been 95% occupied during that calendar year. Landlord shall provide Tenant upon request with a statement showing whether and how the Operating Expense Base is to "grossed UP.

     Operating Expense Excess shall mean, during any calendar year beginning after December 31, 2000, an amount determined by subtracting the Operating Expense Base from the sum of (i) Operating Expenses for that calendar year consisting of taxes, utilities and any insurance premiums, and (ii) all other Operating Expenses for that calendar year, provided, however, that the amount of Operating Expenses other than taxes, utilities and insurance premiums included under this clause (ii) shall in no event exceed 110% of the amount of such Operating Expenses included in determining the operating Expense Excess for the preceding calendar year.

     Operating Expense Rental shall mean Tenant's Pro Rata Share (adjusted as provided in Article 3.4) of Operating Expense Excess.

     Operating Expenses shall mean all expenses, costs and disbursements of every kind and nature, but excluding advertising rental commissions and capital investment items except as hereinafter set forth, relating to, incurred, or paid in connection with the ownership and operation of the Building, including but not limited to:

     (a) Wages and salaries of all persons directly engaged in the operation, maintenance, or access control for the Building, including taxes, insurance, and benefits relating their employment;

     (b) Supplies, tools, equipment and materials used in the operation and maintenance of the Building;

     (c) Maintenance and service agreements for the Building and the equipment therein, including but not limited to security service, window cleaning, elevator maintenance and janitorial service;

     (d) Repairs and general maintenance excluding capital investment items (and also excluding repairs and general maintenance paid by proceeds of insurance, by Tenant, or by other third parties, and alterations attributable solely to specific tenants of the Building);

     (e) Amortization of the cost of capital investment items which are installed for the purpose of reducing Operating Expenses or which may be required by applicable Legal Requirements. In the case of installations for the purpose of reducing Operating Expenses, Landlord at Tenant's request shall provide a cost justification showing that the anticipated reduction in Operating Expenses is greater than the annual amortization of the capital investment for such item. All such costs which related to the installation of capital investment items required by legal Requirements shall be amortized over the useful life of the capital

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          investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Building;

     (f) Cost of all insurance relating to ownership and operation of the Building, and Landlord's personal property used therewith including, but not limited to, casualty, rental abatement and liability insurance; and

     (g) All taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, parish or municipal and whether by taxing districts or authorities presently existing or subsequently created or otherwise, and any other taxes and state taxes on income, death taxes, or franchise taxes and taxes arising from Landlord's operation of its banking facilities. If at any time during the Lease Term, the present method of taxation or assessment shall be changed so that the whole or any part of the taxes assessments, governmental or charges now levied, assessed or imposed on real estate and the improvements thereof shall be discontinued as a substitute therefor, or as an addition thereto, one or more taxes, assessments, or governmental charges shall be levied, assessed or imposed wholly or partially as a capital levy or otherwise on the rents received from the Building or on the rents reserved herein, or any part thereof, then all such substitute and additional taxes, assessments, and governmental charges, to the extent so levied, assessed or imposed, shall be included within Operating Expenses. (Tenant shall be responsible for ad valorem taxes on Tenant's Property and its other personal property and on the value of the leasehold improvements in the Leased Premises to the extend that the same exceed Building standard allowances. If the applicable taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes assessed on the Building to give effect to the preceding sentence).

     Pro Rata Share, with respect to Tenant and at any time, shall mean a fraction, the numerator of which shall be the Rentable Area of the Leased Premises and the denominator of which shall be the then existing Rentable Area of the building, as such fraction changes from time to time, whether or not such Rentable Area is in fact rented.

     Rentable Area: (a) with respect to the Leased Premises, shall mean the number of square feet defined as Rentable Area in the definition of Leased Premises found in this Article 1: (b) with respect to another tenant's premises, shall mean the number of square feet of rentable area stipulated in such other tenant's lease, or, if no such stipulation is found in such other tenant's lease, the amount of rentable area of such other tenant's space computed by applying to the Usable Area of such other Tenant's space the common area factor therein specified, or if none be so specified, the Common Area Factor specified in this Lease; and (c) with respect to the Building, shall mean, at any time, the then existing Usable Area of the building increased by a percentage equal to the Common Area Factor.

     Tenant's Changes shall have the meaning ascribed thereto in Article 6.4.

     Tenant's Property shall have the meaning ascribed thereto in Article 6.2.

                                       4

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     Tenant-Related Parties shall mean (a) Tenant, its assignees, sublessees and other successors in interest under this Lease; (b) their respective shareholders and directors (if a corporation) and their constituent partners or members (if a partnership or limited liability company); (c) their invitees, patrons, customers, contractors, subcontractors, vendors and suppliers; (d) any employee, servant, agent or licensee, concessionaire or representative of any person described in clauses (a) through (c) above; or (e) any other person entering the Building or the Leased Premises with the permission of or at the invitation of Tenant or another Tenant Related Party or otherwise having business with Tenant or with any other Tenant Related Party. In the even that a person enters the Building for the purpose of calling upon more than one occupant, he shall be deemed a Tenant-Related Party from the moment he enters the Leased Premises (or, if he calls first upon Tenant, from the moment he enters the Building) until he enters the premises occupied by another tenant or departs the Building, whichever first occurs. A door-to-door solicitor, panhandler or other person who enters the Leased Premises on an isolated basis without invitation and without a good faith intention of purchasing goods or services from or otherwise conducting business with a Tenant-Related Party shall not be considered a Tenant-Related Party.

     Usable Area shall mean, (a) with respect to any leasable space within the Building, the area determined by measuring (i) to the finished surface of the office side of corridor walls and other permanent walls, to (ii) the center of partitions that separate the space from adjoining leasable space; and (iii) to the inside finished surface of the dominant portion of the permanent outer building walls, with no deduction shall be made for columns and projections necessary to the Building; and (b) with respect to the entire Building, and at a particular time, the sum of the Usable Area of all then existing leasable space within the Building, as then configured.

                      Article 2 - Leased Premises and Term

2.1 Location. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises for the Lease Term and upon the rental and the other terms and conditions hereinafter set forth. Tenant, its employees, agents and invitees shall have access to the Leased Premises 24 hours per day, seven days per week. Outside Normal Business Hours, Landlord may restrict access by requiring persons to show proper identification and permission for access to the Leased Premises.

2.2 Term and Commencement Date. The term of this Lease shall be for the Lease Term commencing on the Commencement Date, unless sooner terminated as herein provided or by law. If Landlord shall be unable to give Tenant possession of the leased Premises on the anticipated Commencement Date, and provided Tenant is not responsible for such delay, the Commencement Date shall be deferred for a period of time equal to the period of such delay caused by Landlord, but not by Tenant. The validity of this Lease shall not be affected by such delay, and landlord shall incur no liability to Tenant because of Landlord's failure to deliver possession of the Leased Premises on the originally anticipated Commencement Date. When Landlord has determined the actual Commencement Date, Landlord and Tenant shall execute a supplement to this Lease setting forth the Commencement Date and expiration date hereof.

2.3 Holding Over. If Tenant shall fail to vacate the entirety of the Leased Premises on or before the date of expiration or earlier termination hereof, and Tenant's possession is

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     without the consent of Landlord given in writing prior to such expiration or earlier termination, Tenant hereby agrees to pay, for each day during which Tenant's occupancy continues, an amount equal to 150% of all rental, prorated on a daily basis, which Tenant was obligated to pay during the last full calendar month preceding such expiration or termination. Such sums shall be considered as liquidated damages in payment of damages suffered by Landlord by reason of such holding over. In such event Tenant shall be considered as a tenant from month to month and no other tenancy shall be created by law or otherwise, and during such holdover period Tenant shall remain bound to each of Tenant's obligations hereunder (and, toward that end, the term "Lease Term", as used herein shall include such holdover period for purposes of determining Tenant's obligations under this Lease). The acceptance of rent by Landlord shall not extend the Lease Term or otherwise rebut the provisions of this Article.

                               Article 3 - Rental

3.1 Base Rental. Tenant hereby agrees to pay a base rental ("Base Rental") in the amount of $22,034.33 per month, subject to adjustment as herein provided, commencing on the Commencement Date and continuing thereafter throughout the Lease Term. Base Rental shall be due and payable on the first day of each calendar month in advance without notice, demand, set-off or counterclaim. If the Lease Term commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then the installments of Base Rental for such fractional months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance.

3.2 Operating Expenses - Tenant's Share. Beginning with calendar year 2001 and continuing thereafter for each subsequent calendar year during the Lease Term, Tenant agrees to pay, as Operating Expense Rental, in equal monthly installments along with payments of Base Rental, its Pro Rata Share (adjusted as provided in Article 3.4) of Operating Expense Excess. At any time during the Lease Term, but no later than thirty (30) days prior to the date a Base Rental payment is due, Landlord may deliver to Tenant a written estimate of the Operating Expense Rental, which may be reasonably anticipated hereunder, and Tenant agrees to pay same in equal monthly installments for the remainder of the then current calendar year, and thereafter until Landlord shall have submitted another written estimate to Tenant. Tenant's liability for Operating Expense Rental shall commence on the first day of the month following that in which Operating Expense Excess is first incurred.

3.3 Operating Expense Statements. A statement showing actual Operating Expenses and Tenant's Pro Rata Share of Operating Expense Excess shall be prepared by Landlord and delivered to Tenant within ninety (90) days after the end of any calendar year in which estimated Operating Expense Rental was paid or became due by Tenant under the provisions hereof. Within thirty (30) days after delivery of the statement, Tenant shall pay to Landlord the amount of any additional Operating Expense Rental shown thereon as due and unpaid. If Tenant's payments of estimated Operating Expense Rental shall have exceeded Tenant's actual liability for Operating Expense Rental, Landlord shall credit the amount of the excess to the installment(s) of estimated Operating Expense Rental next becoming due, provided that no Default is in existence. Tenant shall have 60 days from the date that Landlord delivers to Tenant the Operating Expense statement

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     within which to perform, at Tenant's expense and during Landlord's normal business hours, an audit of Landlord's books and records with respect to the computation of Operating Expense for the year with respect to which the statement was issued.

3.4 Fractional Calendar Years. If the Commencement Date shall occur on a date other than January 1 or if this Lease should expire or terminate on a date other than December 31, then, for purposes of computing Tenant's liability for Operating Expense Rental during the fractional calendar year in which the Commencement Date occurs and that in which this Lease expires or terminates, Tenant's Pro Rata Share shall be adjusted by multiplying it by a fraction the numerator of which is the number of days during which this Lease was in effect during such fractional calendar year and the denominator of which is 365.

3.5 No Set-Off. All rent shall be payable by Tenant to Landlord without deduction, set-off, abatement or diminution except as otherwise specifically set forth in this Lease, and Tenant hereby expressly waives the benefits of any and all laws permitting Tenant to claim a set-off against rent for any cause whatsoever.

3.6 Late Payment. In the event any Base Rental, Operating Expense Rental or other sums becoming due hereunder by Tenant to Landlord are not paid in full when due (whether by acceleration or otherwise), such sums shall bear interest from the date due until paid at the Default Rate.

                    Article 4 - Utilities and Other Services

4.1 Services. Landlord shall furnish the following services to Tenant while occupying the leased Premised provided no Default is in existence:

     A. Tempered domestic water at those points of supply provided for general use of other tenants in the Building;

     B. Subject to curtailment by legal Requirements, central heat and air conditioning in season in such temperatures and in such amounts as are considered by landlord to be standard in a first class office building in the city wherein the Building is located.

     C. Electric lighting service for all service areas and Building Common Areas in the manner and to the extent deemed by landlord to be consistent with the standards of a first class office building;

     D. Janitorial service on a five day week basis in a manner consistent with the standards of a first class office building; provided, however, if Tenant's floor coverings or other improvements are other than Building standard, Tenant shall pay actual additional cleaning costs attributable thereto, if any, plus 15% overhead;

     E. Equipment and personnel to limit access to the Building outside Normal Business Hours, provided, however, that Landlord shall have no responsibility or liability

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          to Tenant, any Tenant-Related Party or to anyone who may claim by or through Tenant or any Tenant-Related Party for any loss, claim or damage arising out of theft, burglary, assault or other injury to persons or property caused by persons gaining access to the Building or the Leased Premises, and Tenant hereby releases Landlord from any and all liability relating thereto and further covenants not to sue or bring any action against landlord arising therefrom.

     F. All Building standard fluorescent bulb replacement and incandescent bulb replacement in service areas, Building Common Areas and the Leased Premises,

     G. Non-exclusive passenger elevator service in common with others during Normal Business Hours subject to such rules and regulations as may be established from time to time by Landlord;

     H.   Extermination and pest control, where necessary.

To the extent that services described above require electricity, gas and water supplied by a public utility company, Landlord's obligation shall be to use reasonable efforts to cause the applicable public utility company to furnish the same. Failure by Landlord to furnish the services described in this Article 4 to any extent, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property and such failure shall not be construed as an eviction of Tenant, or permit an abatement of rent, or relieve Tenant from fulfillment of any convenant or agreement hereof. Should any equipment or machinery, for any cause, cease to function properly Tenant shall have no claim for abatement of rent or damages on account of interruption of services resulting therefrom, provided, however landlord shall use diligent efforts to properly repair or replace such equipment or machinery and to restore the services.

4.2  Electricity

     A. Landlord shall, subject to interruptions beyond its control, permit Tenant to have access to and use of the utility services (including electricity and water) serving the office section of the Building, provided that Tenant does not overload the capacity of any of said utilities. All costs and expense of any such utility service consumed in or by the Leased Premises shall be included in Operating Expenses. Electrical service over and above normal electrical service necessary to operate Tenant's electrodata processing machines, computers and similar machines requiring separate and/or dedicated circuits and for water and/or chilled water required to operate HVAC systems necessary to heat and cool the area housing. said machines shall be conclusively presumed beyond normal electrical service, and shall be installed, maintained and provided at the cost of Tenant.

     B. Landlord shall have the right to require that the utilities provided to any one or more floors of the Building be separately metered, sub-metered, or test metered on a tenant-by-tenant or floor-by-floor basis and to install meters for that purpose. Such installation will be at Landlord's costs.

     C. Upon the installation of any such meters on any of the full floors forming part of the Leased Premises, Tenant shall pay to landlord, or directly to the applicable

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          utility company if required by Landlord, monthly as billed, all charges for utilities separately metered or sub-metered with respect to such full floor.

     D. Upon the installation of any such separate meters, or sub-meters on any of the partial floors forming part of the Leased Premises, Tenant will pay to Landlord or directly to the applicable utility company if required by Landlord, monthly as billed, its proportionate share of all charges, determined by survey or other apportionment among tenants on the floor for which such utilities are separately metered or sub-metered as aforesaid (apportioned on the basis of their respective Rentable Areas of space).

     E. Appropriate adjustments will be made in Tenant's Base Rental and the Operating Expense Base to reflect direct payment by Tenant of utility charges. The amount of the reduction shall be calculated by using the cost of utilities included in the Operating Expense Base. The reduction shall be based upon the utility charge actually paid directly by Tenant to the utility company.

     F. If the utilities of another tenant in the Building shall become separately metered and thereafter the other tenant should make direct payment to the applicable utility company, then the Operating Expense Base shall be reduced by the amount separately metered.

     G. If any of the utilities or services supplied to the leased Premises are substantially interrupted for a reason other than the negligence or willful misconduct of Tenant or any other Tenant-Related Party, Tenant shall be entitled to an abatement of Base Rental during the period commencing on the fourth consecutive business day of the interruption and ending when the utilities and/or services are substantially restored.

4.3 Keys and Locks. Landlord shall furnish Tenant with keys to the Building standard corridor doors entering the Leased Premises, but to the extent only of the quantities which shall have been delivered to Tenant on the Commencement Date. Additional keys will be furnished by landlord on an order signed by Tenant and at Tenant's expense. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the leased Premises without Landlord's permission, not to be unreasonably withheld, and Tenant shall not make or permit to be made any duplicate keys. In the event that Tenant places any additional lock upon any door of the Leased Premises, it shall supply a key to landlord and shall, upon Landlord's request, key all such additional locks to be compatible with master keys then in use by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to any locks on doors entering or within the leased Premises and give to Landlord the explanation of the combination of any locks for safes, safe cabinets and vault doors in the leased Premises.

4.4 Signs. Landlord shall provide and install all letters and numerals on or about the entrance to the Leased Premises. All such letters and numerals shall be in the Building's standard graphics. No signs, numerals, letters or other graphics shall be used or permitted on the exterior of the leased Premises or which otherwise may be visible from outside the Leased Premises, unless approved in writing by landlord. Landlord shall maintain in a

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

     segment of the Building Common Area a building directory containing Tenant's name and location within the Building.

4.5 Parking. Landlord shall provide Tenant one (1) free space per 1,000 rentable square feet leased with a maximum ten (10) being covered assigned parking spaces. Additional non-covered spaces will be at a charge of $25.00 per space per month, subject to availability.

4.6 Telephone. Telephone service, telephone lines and other telephone equipment needed as a result of Tenant's occupancy of the leased Premises including without limitation such service, lines, and equipment needed for the use of Tenant's electrodata processing machines, computers and similar machines, shall be provided, installed and maintained at Tenant's expense.

                Article 5 - Use of Premises; Conduct of Business

5.1 Use and Occupancy. Tenant shall use and continuously occupy the leased Premises during the Lease Term solely for general office purposes and for no other use without the prior written consent of Landlord. Tenant shall not use or occupy or permit the use of occupancy of the leased Premises or any part thereof for any use or in any manner that, in Landlord's reasonable judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building or with the use or enjoyment of any part of the Building by any other tenant or occupant thereof or that would conflict with or violate any Legal Requirement or any permit, special restriction or certificate of occupancy required or issued for the leased Premises or any part of the Building.

5.2 Compliance with Insurance Policies. Tenant shall not do anything or permit anything to be done or to exist in or about the leased Premises which would or might (a) invalidate or conflict with the provisions of any fire or other insurance policy covering any part of the Building or any property located therein or thereon, or (b) result in a refusal by any insurance company to insure any part of the Building or any such property in amounts reasonably satisfactory to Landlord, or 9c) subject landlord to any liability or responsibility for injury to any person or property by reason of any business, operation or other the activity being conducted in the Leased Premises or any condition of or in the Leased Premises, or (d) cause any increase in the insurance rates applicable to any part of the Building or property located therein, over those rates applicable at the beginning of the lease Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations and requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such association.

5.3  Compliance with Laws.

     A. Tenant shall not use or occupy, pr permit the use or occupancy of, the Leased Premises in a manner that would violate any Legal Requirements. Tenant, at Tenant's cost and expense, shall comply with all Legal Requirements that shall impose any duty upon Landlord or Tenant with respect to the leased Premises or the use or occupancy thereof (including without limitation zoning or building codes, ordinances, laws or other regulations whether now in effect or hereafter enacted), provided, however that Tenant shall not be required to make any alterations to the Building shell or the base Building systems in order to comply therewith unless (i) Tenant is required to make such alterations under Section B of this Article 5.3, or (ii) such alterations shall be necessitated or occasioned, in whole or in part, by non-building standard work or Tenant's Changes or by the acts, omissions or negligence of Tenant or any other Tenant-Related Party or by the use or occupancy or manner of use or occupancy of the leased Premises by Tenant or any other Tenant Related-Party.

     B. Tenant, at Tenant's own cost and expense, shall be responsible for making, and shall promptly make from time to time as necessary, any alterations, repairs or improvements within the Leased Premises which may be required to comply with the Americans With Disabilities Act of 1990, as heretofore and hereafter amended, and any regulations how or hereafter promulgated thereunder and with any other Legal Requirements enacted or promulgated for the benefit of disabled persons. Landlord shall be responsible for making any such alterations, repairs or improvements within the Building Common Areas which may be required to comply with such act, regulations or other Legal Requirements. Landlord's expense in doing so (or, in the event of capital improvements, an appropriate amortization of its expense of doing so based on the useful life of the capital improvements) shall be included within Operating Expenses.

5.4 Rules of Building. Tenant shall comply with, and Tenant shall cause all Tenant Related-Parties to comply with, the written rules and regulations of the Building promulgated and amended by Landlord from time to time for the safety, care and cleanliness of the leased Premises and Building and for preservation of good order therein. The presently existing rules of the Building are attached hereto as Exhibit "B". In the event of a conflict between rules promulgated by Landlord and the provisions of this Lease, the provisions of this Lease shall control. Notwithstanding any conflicting provision of the rules and regulations, Tenant may use and operate a coffee machine, refrigerator, microwave oven, cold drink dispenser and snack vending machine (but no cook top) in the kitchen area of the Leased Premises.

5.5 Entry for Repairs and Inspection. Tenant shall permit Landlord and its contractors, agents or representatives to enter into and upon any part of the Leased Premises at reasonable hours to inspect and clean the same, make repairs, alterations, or additions thereto, and with 24 hours' notice (except in the case of emergency), show the same to prospective tenants (but only during the last two months of the Lease Term), purchasers or mortgagees and for any other reasonable purpose which Landlord may deem necessary or desirable, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

5.6 Nuisance, Waste, Defacing. The Tenant shall not carry on any business or do or suffer any act or thing which may constitute a nuisance or result in a nuisance or which shall be offensive or an annoyance to landlord or to the other tenants occupying the Building, nor do or suffer any waste or damage, disfiguration or injury to the Leased Premises or any other part of the Building. Tenant shall not drill into or in any way deface the walls, ceilings, partitions, floors, wood, stone or ironwork within the Building without the prior written consent of Landlord. Boring, cutting or stringing of wires or pipes shall not be done except with the prior written consent of Landlord, and as Landlord may direct. In the event of any violation of the provisions hereof, Landlord may, in addition to any other remedies it may have hereunder, repair any such damage, and Tenant shall reimburse Landlord therefor in accordance with Article 12.3.

5.7 Dangerous Substances, Heavy Objects. Neither Tenant nor any Tenant Related-Party shall bring into the Leased Premises or any other part of the Building any flammable, dangerous or explosive oils, chemicals or materials, nor shall Tenant or any Tenant-Related Party bring into the Building any article or fixture which by reason of its size and weight shall load any floor beyond its reasonable weight-carrying capacity. No safe, heavy article or anything that might damage any part of the Building shall be taken into or out of the Building without the prior consent of landlord, and landlord shall in all cases retain the power to prescribe the maximum permitted weight, and indicate the place where any such safe or heavy article is to stand. If any damage is caused to the Building by any article brought into the Building or into the Leased Premises by or on behalf of Tenant or any Tenant-Related Party, Tenant shall reimburse landlord on account of such repairs in accordance with Article 12.3.

5.8  Hazardous Material.

     A. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Leased Premises by Tenant or any other Tenant-Related Party. Tenant shall not discharge, leak, or emit, or permit to be discharged, leaded, or emitted, any material into any portion of the Building or into the atmosphere, ground, sewer system, or any body of water, if that material (as is reasonably determined by landlord or any governmental authority) does or may pollute or contaminate the same, or may adversely affect (1) the health, welfare or safety of persons, whether located on the Leased Premises, the Building or elsewhere, or (2) the condition, use or enjoyment of the Building or any other real or personal property.

     B. Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage, disposal of Hazardous Material in or about the Leased Premises or any other portion of the Building on account of any action of Tenant or any other Tenant-Related Party, and Tenant shall give immediate notice to Landlord of any violation or potential violation of the provisions of Article 5.8. Tenant shall defend, indemnify, and hold harmless Landlord and its agents and employees, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (1) the presence, disposal, release, or threatened release of any such hazardous material that through the action of Tenant or any other Tenant-Related Party is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (2) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to that Hazardous Material; (3) any lawsuit brought or threatened, settlement reached, or government order relating to that Hazardous Material; or (4) any violation of any laws applicable thereto. The provisions of this Article 5.8 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the expiration or other termination of this Lease.

     C. Tenant and the Tenant-Related parties will be solely responsible for and will defend, indemnify and hold Landlord, its agents, and employees harmless from and against all claims, costs, and liabilities, including attorneys' fees and costs arising out of or in connection with any environmental damages due to Tenant's breach of its obligations in this Article 5.8. Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all environmental damages, including attorneys' fees and costs, necessary to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of Tenant's Hazardous materials on the Leased Premises or any other portion of the Building. Tenant's obligations under this Article 5.8 will survive the expiration or other termination of this Lease.

               Article 6 - Tenant's Property and Tenant's Changes

6.1 Part of Leased Premises. Except as provided in Article 6.2, all fixtures, equipment, improvements, appurtenances and other property attached to or build into the Leased Premises at the commencement of or during the Lease Term, whether or not pursuant to a work letter and whether or not at the expense of Tenant, and any replacements thereof whether or not at the expense of Tenant, shall be and remain a part of the Leased Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter provided.

6.2 Tenant's Property. All furniture, furnishings and other articles of movable personal property which Tenant, without expense to Landlord, places in the Leased Premises and which can be removed without structural or other substantial damage to the Building or the Leased Premises (all of which are herein called "Tenant's Property") shall be and remain the property of Tenant and may be removed by it at any time during the Lease Term provided that no Default is then in existence and further provided that, if the removal of any of Tenant's Property causes damage to any portion of the Leased Premises or other parts of the Building or to any other property, Tenant shall repair or pay the cost of repairing any such damage resulting from such removal, which obligation to perform or pay for such repairs shall survive the expiration or termination of this Lease. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which is a replacement for such items originally provided by Landlord shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord and shall not be considered Tenant's Property.

6.3 Removal by Tenant. At or before the expiration or termination of this Lease, and unless Landlord objects on account of the existence of a Default or Event of Default, Tenant shall remove from the Leased Premises all of Tenant's Property and, if Landlord so requests, Tenant shall also remove any non-Building standard work and any additional work or alterations installed by Tenant pursuant to Article 6.4 or otherwise. In each instance, Tenant at its sole cost and expense shall repair any damage to the Leased Premises or the Building resulting from such removal. Tenant's obligation under this Article 6.3 shall survive the expiration or termination of this Lease. Any items of Tenant's Property which shall remain in the Leased Premises after the expiration or termination of this Lease may, at the option of Landlord, be deemed abandoned and in such case may either be retained by Landlord as its property (without the need to compensate Tenant therefor) or be disposed of, without accountability, at Tenant's expense in such a manner as Landlord may see fit.

6.4  Alterations.

     A. Tenant shall make no alterations, installations, additions, or improvements (collectively "Tenant's Changes") in or to the Leased Premises without Landlord's prior written consent, which Landlord may give or withhold in its sole and absolute discretion. No Tenant's Changes shall require Landlord to do any work or expend any sums, whether pursuant to any applicable law, code or regulation, or otherwise, for or with respect to the Leased Premises or any other part of the Building, or result in the loss of any Usable Area or any amenities of the Building or otherwise adversely affect any economics in the operation of the Building. All Tenant's Changes shall be done at Tenant's expense, at such times and in such manner as Landlord may designate, in accordance with plans and specifications approved by Landlord, only by such contractors or mechanics as are approved by Landlord, and subject to all other conditions which Landlord may in its sole and absolute discretion impose. Any proposed Tenant's Changes to or affecting any of the Building systems must be either designed or approved by Landlord's engineer. Tenant shall reimburse Landlord for Landlord's reasonable costs and expenses incurred in connection with any proposed Tenant's Changes, including without limitation any fees charged by Landlord's architect or engineer in connection with the preparation or review of any plans and specifications for any proposed Tenant's Changes, within five (5) days after submission of invoice therefor by Landlord.

     B. Prior to commencing any of Tenant Changes, Tenant shall, at its own expense, cause to be recorded in the Mortgage Records of the parish wherein the Building is situated, a proper notice of contract, with attached payment bond in the amount required by law, and shall take all such other action as may be required to relieve Tenant, Landlord, the leased Premises, the Building and Tenant's rights under this Lease from any claims or privileges arising under La. R.S. 9:4802.

6.5 Mechanics and Other Liens. Tenant covenants not to permit any laborer's, materialman's, supplier's, or contractor's or other lien to attach to its rights hereunder, the Leased Premises or to the Building and Tenant shall promptly pay all its contractors and suppliers and shall do all things necessary to prevent the same from attaching. Within ten (10) days after Tenant receives notice of any such lien or encumbrance, Tenant shall procure the discharge thereof by payment or by posting security or by any other manner that may be required or permitted by law. If Tenant fails to discharge such lien or encumbrance within said period, then landlord shall have the right (but not the obligation) to discharge the same, and Tenant shall reimburse Landlord therefor, in accordance with Article 12.3. Notwithstanding the foregoing, Tenant may contest the validity of any such claim if Tenant shall first obtain an order discharging the lien or encumbrance (as the case may be) or if Tenant shall first furnish to Landlord security acceptable to landlord in nature and amount against all loss or damage which Landlord might suffer or incur thereby.

                       Article 7 - Maintenance and Repairs

7.1 Repairs to Building. Landlord shall maintain the Building as a first class office building and shall perform such maintenance as necessary to keep the Building and Building Common Areas (other than the maintenance or alterations Tenant is obligated to perform under Article 5.3 or Article 7.2) in good repair. Costs incurred by Landlord in doing so shall be included in Operating Expenses and Tenant shall reimburse Landlord for Tenant's Pro-Rata Share thereof pursuant to the provisions of Article 3.2. If damage or injury to the Building is caused by or attributable to Tenant or any other Tenant-Related Party, Landlord shall repair such damage or injury, and Tenant shall reimburse Landlord therefor under Article 12.3.

7.2 Repairs to the Leased Premises. Tenant convenants to correct and repair, at Tenant's sole cost and expense, any damage to the Leased Premises, normal wear and tear excepted, caused by Tenant or any Tenant-Related Party. Tenant shall take all preventative measures and obey all operating instructions of Landlord relative thereto, and shall not permit waste. Tenant will commence repair such items as Landlord deems necessary, upon five (5) days' notice in writing, and will prosecute such repairs diligently to completion, but failure by landlord to give such notice shall not relieve Tenant from its obligation to repair. All repairs made by or on behalf of Tenant shall be made in conformity with Article 6 and shall be at least equal in quality and class to the original work or the then applicable standards for the Building established by Landlord. In the event that Tenant fails to make any repair required of Tenant under this Lease, Landlord may enter the Leased Premises and make such repairs, in which event Tenant shall reimburse landlord therefor in accordance with Article
     12.3. The provisions of this Article complement, and shall neither enlarge nor reduce, the obligations of Tenant under Article 9 of this Lease.

7.3 Condition of Leased Premises. Tenant assumes responsibility for the condition of the Leased Premised throughout the Lease Term and does hereby agree to indemnify, defend and hold harmless landlord, its mortgagees, agents, employees, successors and assigns, from and against any and all liability for any injury to, or death of, any person or persons or damage to property in any way arising out of, or connected with, the condition, use or occupancy of the Leased Premises and from all costs, expenses and liabilities, including, but not limited to, reasonable attorneys fees, incurred by Landlord in connection therewith, excepting, however, liability caused by any defect in the Leased Premises which Landlord is obliged to repair under the terms of this Lease and which Landlord has neglected or refused to repair within a reasonable time after receipt of notice thereof from Tenant. The indemnity herein provided is in addition to, and complements but does not restrict, the indemnities provided under Article
     9.1 or any other provision of this Lease.

           Article 8 - Casualty Damage, Eminent Domain and Restoration

8.1 Fire or Other Casualty. If the Leased Premises or the Building is damaged by fire or any other insured casualty to an extent which is less than 25^ of the costs of replacement, the damage shall be repaired by Landlord within a reasonable time period thereafter, but in no event shall Landlord be required to commence such repairs until Landlord has received the proceeds of all applicable insurance therefor, and further provided that in no event shall Landlord be obligated to expend for such repairs an amount in excess of net insurance proceeds received as a result of such damage. In no event shall landlord be required to repair or replace Tenant's fixtures, furniture, furnishings, floor coverings or any equipment or other items of Tenant's Property irrespective of whether Tenant previously received an allowance or credit therefor from Landlord. In the event of any damage and
     (a) Landlord is not required to repair, or (b) the Leased Premises shall be damaged to the extent of 25% or more of the costs of the replacement, or
     (c) the Building is damaged to the extent of 25% or more of the costs of replacement, then, notwithstanding the extent of damage, if any, to the Leased Premises, Landlord may elect either to repair or rebuild the Leased Premises or the Building or to terminate this Lease upon written notice of such election in writing to Tenant within 120 days after the occurrence of the event causing the damage. If the casualty, repair, or rebuilding shall render the leased Premises untenantable in whole or in part or if a casualty, repair or if a casualty, repair or rebuilding of portions of the Building outside the Leased Premises shall substantially deprive Tenant of the use of the leased Premises, and the damage shall not have been due to the fault, willful act, omission or neglect of Tenant or any other Tenant-Related Party, then a proportionate abatement of Base Rental shall be allowed from the date on which the damage occurred until the date the Leased Premises are ready for re-occupancy (or, in the case of a casualty, repair or rebuilding of portions of the Building outside the Leased Premises substantially depriving Tenant of the use of the Leased Premises, at the time the deprivation ceases). Abatement shall be computed upon the basis of the relation which the usable Area of the Leased Premises rendered untenantable bears to the total Usable Area of the Leased Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or any injury to the person or business of Tenant resulting in any way from any such damage, or from the repair, rebuilding or restoration thereof.

8.2 Eminent Domain. If the whole of the Leased Premises shall be taken by any authority acting under the power of eminent domain or similar proceeding or conveyance in lieu thereof, this Lease shall terminate as of the date of such taking or conveyance, and Tenant shall pay Base Rental and all additional rental up to that date with an appropriate refund by Landlord of such rent as may have been paid in advance of any period subsequent to the date on which this Lease shall have been terminated. If only part of the Leased Premises is taken or if part of the Building shall be taken or conveyed even though the Leased Premises are not affected, Landlord, at this option, may terminate this Lease by written notice to Tenant given within 120 days after landlord shall have received notice of such taking. Otherwise the Lease shall cease only as to the portion so taken and the Base Rent shall be reduced in proportion to the taking. If Landlord does not terminate this Lease as herein provided, Landlord shall make all necessary repairs and alterations to the Building so as to constitute the Building and Leased Premises as a complete architectural unit. All compensation awarded for any taking under the power of eminent domain, whether for the whole or part of the Leased Premises, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or to the fee of the Leased Premises or otherwise and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation, provided, however, Landlord shall not be entitled to any award made to Tenant for the taking of Tenant's Property.

                 Article 9 - Indemnity, Liability and Insurance

9.1 Indemnity. Tenant hereby agrees to hold harmless, indemnify, protect and, at landlord's option to defend Landlord, its mortgagees, agents, employees, successors and assigns from all injury, loss, claim, or damage to any person or property while such person or property is in, on or about the Leased Premises or in, on or about any other part of the Building and such injury, loss, claim or damage is occasioned by any act or omission of Tenant or of any other Tenant-Related Party.

     Except as expressly provided to the contrary in this Section, the indemnities provided in this Section shall include all costs and attorney fees incurred in any such claim, proceeding or litigation in the defense thereof. Such indemnities shall be fully applicable regardless of whether the injury, loss, claim or damage is caused in part, or is alleged to have been caused in whole or in part, by the negligence of a person to be indemnified hereunder.

     The provisions of this Article complement, and shall neither enlarge nor reduce, the obligations of Tenant under Article 7.2 of this Lease.

9.2 Tenant's Liability Insurance. Tenant shall maintain public liability insurance naming Landlord as an additional insured and, if so requested, Landlord's mortgagees, as their interest may appear against all claims, demands, and actions for injury to, or death, of any person and all claims, demands and actions for damage to property, in an amount of not less than $3,000,000 by or on behalf of any person arising, relating to, or connected with this Lease, the Leased Premises, or the Building, and in addition, in like amount, Tenant shall obtain coverage for Tenant's contractual liability under the indemnity provisions of this Lease.

9.3 Tenant's Property Insurance. Tenant shall maintain throughout the Lease Term insurance on Tenant's Property and all leasehold improvements made or installed by or on behalf of Tenant or Landlord covering those risks covered by an "All Risk Policy" of property insurance, including sprinkler leakage coverage and such other risks as Landlord may reasonably require, in minimum limits equal to the full replacement costs thereof. The proceeds of such insurance shall be payable jointly to Landlord and Tenant and, in the event of a casualty, shall be disbursed in such a manner as Landlord may reasonably require to insure restoration of Tenant's leasehold improvements, as required by this Lease.

9.4 General Requirements of Tenant's Insurance. All insurance required of Tenant shall be in a form and written by a responsible company authorized to do business in the State of Louisiana and otherwise satisfactory to Landlord and shall provide that any such policy will not be subject to cancellation or change without at least 30 days' prior written notice to Landlord and, if so requested, to Landlord's mortgagees. The policies or duly executed certificates for the same (which certificates shall evidence the waiver of subrogation required by this Lease) together with satisfactory evidence of the payment of the premium thereon shall be deposited with Landlord before Tenant commences occupancy and, upon renewals of such policies, not less than 30 days prior to the expiration of the term of such policies. If Tenant fails to comply with such requirements, Landlord may obtain Tenant's insurance and keep the same in effect, in which event Tenant shall reimburse Landlord under Article
     12.3. In addition to any and all other rights and remedies available to Landlord under this Lease or by law, Landlord shall also be entitled to recover, as damages for such breach, the uninsured amounts of any loss, to the extent of any deficiencies in insurance required by or of this Lease. Except with respect to liability insurance policies, neither Landlord nor Tenant shall take out separate insurance concurrent in form or contributing in the event of loss with any other insurance required under this Lease, unless both Landlord and Tenant are included therein as insureds with loss payable as provided in this Lease. Each party shall immediately notify the other of the placing of any separate insurance.

9.5 Mutual Waiver of Subrogation Rights. Whenever any loss, cost, damage, or expense resulting from fire, explosion or any other insured casualty or occurrence is incurred by either Landlord or Tenant and such party is then required to be or is covered in whole or in part by insurance with respect to such loss, cost, damage, or expense, then the party so insured, or required to be insured, hereby releases the other party from any and all liability it may have on account of such loss, costs, damage, or expense, to the extent of any amount recovered, or which would have been recovered if so insured, by reason of such insurance, and waives any right of recovery which might otherwise exist in, or accrue to, any person on account thereof, to the full extent of such losses, cost, damages, or expenses, notwithstanding any deductible in such policy, provided however, that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage.

9.6 Landlord's Property Insurance. Landlord agrees that it will insure the Building and the machinery, boilers, and equipment contained therein and owned by landlord in such reasonable amounts as would be carried by a prudent owner, provided, Landlord shall not be required to insure any property which Tenant is obligated to insure hereunder. Landlord shall also carry public liability and property damage insurance with respect to the operation of the Building in reasonable amounts as would be carried by a prudent owner. Landlord reserves the right to take out and carry any other form of insurance as landlord or its mortgagee may determine prudent or advisable.

               Article 10 - Landlord's Covenant of Quiet Enjoyment

10.1 Peaceful Enjoyment. Tenant, on payment of all rent and observance of performance of all terms and covenants of this Lease on its part to be observed and performed, shall lawfully, peaceably and quietly have, hold, occupy, and enjoy the Leased Premises during the Lease Term without hindrance or ejection by any persons lawfully claiming under Landlord, but this covenant shall be binding upon Landlord and its successors only

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     with respect to breaches occurring during their respective periods of ownership of the Leased Premises hereunder.

                             Article 11 - Assignment

11.1 Prohibition of Assignment. Tenant shall not voluntarily, involuntarily, or by operation of law, assign, transfer, mortgage or otherwise alienate or encumber this Lease or any interest of Tenant herein, in whole or in part, or sublet the whole or any part of the Leased Premises, or permit the Leased Premised or any part thereof to be used or occupied by others, without the prior written consent of Landlord. The collection of rent by Landlord from any assignee, sublessee or other occupant, shall not be a waiver of this covenant or the acceptance of any assignee, sublessee, or occupant as tenant, or a release of Tenant from the further performance by Tenant of the covenants in this Lease on the part of Tenant to be performed. Any subletting or assignment, if consented to, shall be subject to and conditioned upon each of the following:

     A. At the time of any proposed subletting or assignment, no Default or Event of Default shall then be in existence.

     B. The sublessee or assignee shall continuously occupy the Leased Premises and conduct its business therein in accordance with the permitted use and all other provisions of this Lease.

     C. If the total rent required to e paid by such sublessee or assignee shall exceed the total rent required hereunder from Tenant, then Tenant shall pay to Landlord monthly the entire amount of such excess, which shall be deemed additional rent.

     D. Prior to occupancy by any assignee or sublessee, Tenant and its assignee or sublessee shall execute, acknowledge and deliver to Landlord a fully executed counterpart of a written assignment of lease or sublease, as the case may be, consented to by all guarantors, if any, the terms of which shall be subject to Landlord's approval and shall include the following: (i) in the event of an assignment, Tenant shall assign to such assignee the entire interest of Tenant in and to this Lease, together with all prepaid rents hereunder and the assignee shall accept the assignment and agree to perform directly for the benefit of landlord and those claiming by, through or under landlord; or (ii) in the event of subletting, the sublease in all respects shall be subject and subordinate to all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed, except the payment of rent reserved hereunder, which Tenant shall continue to be obligated to pay to landlord unless Landlord shall otherwise agree to accept same from the subtenant as agent for Tenant.

     E. Tenant and each guarantor, if any, shall acknowledge that, notwithstanding such assignment or sublease, and the consent of Landlord thereto, neither Tenant nor guarantor, if any, will be released or discharged from any liability whatsoever under this Lease; and both Tenant and each guarantor will continue to be primarily liable hereunder with the same force and effect as though no assignment or sublease had been made.

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

     F. Tenant shall pay to Landlord a reasonable fee which shall not be less than the sum of $500 for administrative costs and attorneys fees incurred by Landlord in connection with such assignment or subletting.

11.2 Corporation, Partnership, or Limited Liability Company. If Tenant or any guarantor of this Lease, if any, is a corporation, partnership or limited liability company, and if at anytime during the lease Term the person or persons who, on the date of this Lease, own or owns a majority of the voting stock of such corporation or a majority of the partnership or membership interest of such partnership or limited liability company, as the case may be, cease or ceases to own (whether on account of a single event or on account of the effect of several events), a majority of such voting stock or of such interest, as the case may be (except as the result of transfer by gift or inheritance) or if the guarantor, if any, of this Lease is dissolved, dies, becomes incompetent or insolvent, Tenant shall so notify Landlord and landlord shall have the right, at its option, to terminate this Lease by written notice to Tenant given thirty (30) days after Landlord shall have received such notice. Notwithstanding anything contained herein to the contrary, the provisions of this Article 11.2, shall not be applicable if Tenant is a corporation, all outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended). For the purposes of this
     Article 11.2 stock ownership shall be determined in accordance with the principle set forth in Section 544 of the Internal Revenue Code of 1986, as the same existed on January 1 of the year in which this Lease was executed, and the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation.

                         Article 12 - Default by Tenant

12.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

     A. If Tenant shall fail to pay any rent or any other sum required to be paid under this Lease by Tenant when due; or

     B. If Tenant shall fail to perform or observe any other agreement or covenant or provision of this Lease or otherwise violate any provision of this Lease and such failure or violation shall continue for fifteen
          (15) days after notice from Landlord; or in the case of any such failure or violation which in Landlord's opinion cannot with diligence be cured within fifteen (15) days, if Tenant shall fail to commence such cure within said period and thereafter to pursue the cure diligently to completion; or

     C. If Tenant or any guarantor of this Lease shall file a petition in bankruptcy or commence any proceeding under any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar law or statue of any jurisdiction, whether now or hereafter in effect; or if Tenant or any guarantor shall by act or omission approve, consent to or acquiesce in the filing of any such petition; or

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     D.   If there shall be filed or commenced against Tenant or any guarantor of this Lease any proceeding under any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, dissolution, liquidation or a similar law or statute of any jurisdiction, whether now or hereafter in effect, and if such proceedings shall remain undismissed 30 days or more after its institution; or

     E. If Tenant or any guarantor of this Lease shall apply to or petition any tribunal for the appointment of a custodian, receiver, intervenor, keeper, trustee or similar official (howsoever names) for Tenant or any guarantor or for all or a substantial part of the property of any of them; or if Tenant or any guarantor shall by act or omission approve, consent to or acquiesce in any such appointment made at the request of any other person; or if Tenant or any guarantor shall suffer the appointment of any such official at the request of any other person to continue undischarged for thirty (30) days or more; or

     F. If Tenant or any guarantor shall make an assignment for the benefit of creditors, or shall become insolvent or unable to pay their respective debts as the same become due, or shall admit in writing such insolvency or liability, or shall file any proceedings to declare such insolvency or inability, or if any such proceedings shall be filed against any of them and remain undismissed for thirty (30) days or more; or

     G. If the leasehold interest of Tenant hereunder is encumbered, seized, levied upon or attached by process of law and Tenant shall fail to obtain the dismissal, dissolution or release thereof within thirty
          (30) days thereafter; or

     H. If Tenant shall vacate, desert or abandon the Leased Premises for a period of ten (10) consecutive days, or if Tenant shall fail to occupy the Leased Premises within ten (10) days after the Commencement Date; or

     I. If any event shall occur or any contingency shall arise whereby this Lease or the estate hereby demised would, by operation of law or otherwise, devolve upon or pass to any person other than Tenant.

12.2 Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord, at its option, may exercise any one or more of the following remedies in addition to all other rights and remedies granted by law:

     A. Landlord may terminate this Lease, whereupon Tenant shall immediately surrender the Leased Premises to landlord, in default of which Landlord, without further notice, may re-enter the leased Premises and obtain the possession thereof, and Tenant shall remain liable for damages resulting from Tenant's default. Termination of this Lease by Landlord's notice, summary proceedings, or otherwise shall not relieve Tenant of any accrued liability hereunder, and Tenant shall remain obligated to pay Landlord all rent and other sums required to be paid up to the time of the termination of the Lease, including interest at the Default Rate. Tenant shall also be liable to Landlord, as liquidated damages for such breach, in an amount equal to (i) the entire amount of rent (including Base Rental,

          Operating Expense Rental and all additional rental) which would have been payable under this Lease by Tenant from the date of termination to the expiration date of the Lease Term had this Lease not been sooner terminated because of Tenant's default, less the then fair market rental value of the Leased Premises for the same period of time; provided, however, that in the event the Leased Premises have been relet at the time such liquidated damages are sought, the rental payable on account of such reletting shall be presumed to be the fair market rental value of the Leased Premises for the period covered by such reletting. Such liquidated damages shall become immediately due and payable upon Tenant's default.

     B. Landlord may declare the entire Base Rental, Operating Expense Rental and all additional rent which might become due hereunder, for the full unexpired Lease Term, to be immediately due and payable, reserving unto Landlord the right to collect all additional rent accruing under this Lease from time to time. Following the occurrence of any Event of Default, and without causing the termination of the Lease or abridging any declaration under the terms of this Section, Landlord may (but shall not be obligated to) relet the Leased Premises or any part thereof, together with any additional space in the building, for such term, rental and other conditions as landlord may determine in his sole discretion and may collect and receive the rents therefore. Landlord shall in no way be responsible or liable for any failure to relet the Leased Premises or any part thereof or to collect any such rent upon reletting. Upon any such reletting, the net proceeds received therefrom (after reimbursement of Landlord's expenses incurred in connection with such reletting, including without limitation, all costs to recover possession of the Leased Premises, brokerage and management commissions, reasonable attorneys fees, other legal expenses, alteration costs and expenses of otherwise preparing the Leased Premises for reletting) shall be applied (i) until time as Landlord has exercised its right to declare the rentals due under this Lease to be due and payable in full, monthly on the first day of each month to the payment of each current installment of Base Rental and other rentals which have become due hereunder; and (ii) following any such declaration, in reduction of the amount which is declared to be immediately due and payable but only if, as and when received.

     C. If the leased Premises are abandoned or otherwise vacated or if this Lease is terminated according to law, whether or not the Leased Premises are relet, Landlord shall be entitled to recover from Tenant in addition to all other damages, an amount equal to all other expenses including reasonable attorney fees incurred by Landlord in recovering possession o the Leased Premises and all costs and legal expenses thereof, together with all expenses incurred for the care and protection of the Leased Premises while vacant. All such damages to become immediately due and payable by Tenant upon presentation of an invoice therefor.

     D. Landlord shall have the right of injunction with respect to any breach or threatened breach of this Lease without the necessity of showing irreparable injury.

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

     E. In addition to the lessor's privilege provided by applicable law, Landlord shall have a security interest in all of Tenant's Property and in the security deposit posted under the terms of Article 3.5 (which security interest Tenant hereby grants to Landlord as security for the prompt and full compliance of all obligations imposed under this Lease upon Tenant) and may enforce such lessor's privilege and security interest in the manner provided by law. For purposes of executory process, Tenant hereby confesses judgment upon all obligations, present and future, imposed upon it or otherwise arising under this Lease, waives the benefit of appraisement and waives the three day demand for payment prescribed by Article 2639 of the Louisiana Code of Civil Procedure. Pursuant to the provisions of La. R.S. 9:5136, Tenant and Landlord hereby appoint Landlord, or such other person landlord may designate at the time of any seizure, as keeper of the property in which Landlord is hereby granted a security interest. In the event that Tenant desires to grant a security interest in Tenant's Property granted in favor of a bank, savings and loan association, insurance company or other institutional lender as security for the repayment of money lent to Tenant, then Landlord agrees, upon Tenant's request, to subordinate its security interest in favor of the security interest taken by such other lender.

12.3 Landlord's Right to Cure. In the event that any failure by Tenant to perform any of its obligations hereunder or any other violation of this Lease continues beyond any applicable cure period specified in Article 12.1, Landlord may, but shall not be obligated to, perform such obligation on Tenant's behalf; provided, however, that Landlord may take such action regardless of whether any such cure period shall have expired in the event of an imminent threat of injury or damage to person or property or other emergency. In the event that Landlord does so, or in the event that Landlord otherwise expends funds or incurs damage which Tenant is obligated under the terms of this Lease to reimburse to landlord, then (i) the costs and expenses Landlord incurs in connection therewith, together with an administrative charge of 15% of the total amount of such costs and expenses and together with all attorneys fees incurred by Landlord in connection therewith, shall constitute a demand obligation of Tenant; (ii) such amount shall bear interest at the Default Rate from the date such costs and expenses are incurred by Landlord until reimbursed by Tenant; and (iii) such amounts shall constitute rent under this Lease.

12.4 No Waiver. No failure by Landlord to insist upon strict performance of any agreement, covenant, or term of this Lease or to exercise any right or remedy granted to landlord upon a breach hereof and no acceptance of any rent during the continuance of any such breach shall constitute a waiver of any such breach. No obligation of Tenant shall be deemed waived or modified except by written instrument executed by landlord. If Landlord shall waive any particular breach, condition or covenant of this Lease, such waiver shall be limited to such breach, covenant or condition and shall not be construed as a waiver in the future of the same or different breach, covenant or condition.

12.5 No Accord and Satisfaction. No payment by Tenant, or acceptance by Landlord of an amount which is less than the amount due from Tenant to Landlord, shall be treated otherwise than as a payment on account. The acceptance by landlord of a check for a lesser amount, with an endorsement or statement thereon or upon any letter

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

     accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

12.6 Cost and Expenses. Tenant covenants and agrees to pay all costs and expenses incurred by Landlord (including without limitation attorney's fees) in connection with any action taken by landlord to enforce or interpret the provisions of this Lease or any guaranty hereof, whether or involving ordinary, summary, executory, appellate, bankruptcy or other judicial proceedings.

12.7 Notice to Vacate. Tenant hereby waives the notice to vacate prescribed by
     Article 4701 of the Louisiana Code of Civil Procedure.

           Article 13 - Assignments of Lease and Mortgages by Landlord

13.1 Landlord's Right to Mortgage. Landlord reserves the right to mortgage the Leased Premises or the Building or both, in whole or in part, and to convey, transfer and assign Landlord's interest in this Lease as security for any financing made to Landlord, its successors and assigns. Upon written request by Landlord or any assignee or mortgagee of Landlord, Tenant agrees to acknowledge in writing Tenant's receipt of notice of assignment of the lease or mortgage made by Landlord. Any notice by Tenant of Landlord's default shall also be sent by Tenant to any such assignee and mortgagee, provided Tenant shall have received written notice of the assignee or mortgagee and the address of such persons. No notice by Tenant of Landlord's default shall be effective unless and until received by each such assignee and mortgagee, who shall have the right, but not the obligation, to cure any such default on behalf of Landlord for a period of thirty days following the expiration of the time allowed to Landlord to cure such default. However, if the default is of such a nature which cannot be cured within the additional 30-day period, the assignee or mortgagee shall have such additional time to cure the default as may be reasonable under the circumstances provided that Landlord shall have timely commenced to cure within the period of time allowed to Landlord or such assignee or mortgagee shall have commenced to cure within the additional 30-day period allowed for such assignee or mortgagee, and thereafter Landlord, the assignee or mortgagee shall diligently pursue the curing of the default to completion.

13.2 Subordination. This Lease and all rights of Tenant hereunder are unconditionally subject and subordinate to any mortgage (including any related instruments of financing, refinancing or collateral financing) which may now or hereafter encumber the Leased Premises or the Building, and to all renewals, modifications, consolidations, substitutions, replacements and extensions thereof. The provisions of this Article shall be self-operative and not further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, at Tenant's own expense, any certificate or instrument (in recordable form, if requested) that Landlord or such mortgagee may request to evidence such subordination. If Tenant shall fail to execute or deliver any such certificate or instrument within ten (10) days after request therefor, Tenant hereby irrevocable appoints and constitutes Landlord as Tenant's agent and attorney-in-fact for the purpose of executing any such certificates and instruments for and on behalf of Tenant. Notwithstanding the foregoing subordination provisions, any such mortgagee of the Leased Premises or the Building may elect from time to time (whether or not in connection with any foreclosure of such mortgage) that this Lease shall have priority over such mortgage and, effective immediately upon notification to Tenant of such election, this Lease shall be deemed to have priority over said mortgage and shall survive any foreclosure thereof.

13.3 Attornment. If this Lease should be transferred pursuant to the enforcement of any mortgage, collateral assignment, or other security interest created by Landlord in and to this Lease or the Building or both or if a person other the Landlord shall otherwise succeed to the rights of Landlord hereunder, then at the election and upon the declaration of the successor to Landlord's interest in this Lease, Tenant agrees to fully attorn to and recognize any such successor as Tenant's landlord under this Lease upon the then existing terms of this Lease, provided that, at any time before Tenant's possession of the Leased Premises is actually disturbed, such successor shall have agreed in writing to accept Tenant's attornment and not to disturb Tenant's possession so long as Tenant shall observe the provisions and all covenants of this Lease. This attornment provision shall inure to the benefit of any such successor, and no further instrument shall be required to give effect to the provisions hereof. Tenant agrees, however, to evidence and confirm the foregoing attornment provisions by the execution and delivery of instruments in recordable form satisfactory to such successor.

13.4 Conveyance and Transfer of Landlord's Interest. If the Leased Premises or the Building or both, or any part of either, shall be sold or otherwise transferred by operation of law or otherwise, Landlord shall be and is hereby automatically and entirely released and discharged to the extent of the interest or the portion of the Building or Leased Premises sold or transferred from and after the date of such sale or transfer of all liability for the performance of any of the covenants of this Lease on the part of Landlord thereafter to be performed. The purchaser or other transferee of the Building or Leased Premises shall be deemed to have agreed to perform such covenants of Landlord from and after the date of such assignment or sale during such transferee's period of ownership of Landlord's interest under this Lease all without further agreement between Landlord, its successor and Tenant. Landlord's transferee shall not be held responsible for the performance of any of the covenants of this Lease on the part of Landlord required to be performed prior to such sale and transfer. Tenant reserving it rights against Landlord for any unperformed covenants prior to such sale or transfer. In the event that Landlord transfers to such purchaser or transferee the security deposit posted by Tenant under Article 3.5, then Landlord shall be fully exonerated from any further responsibility therefor, and Tenant shall look solely to such purchaser or transferee for an accounting for and for return of such security deposit.

13.5 Termination upon Transfer. In the event that Landlord's ownership interest in the Leased Premises or the Building, or both, shall be sold or otherwise transferred in accordance with Article 14.3 or 14.4 above, and in further event that the successor to Landlord's interest thereafter fails to maintain the Building in substantially the same manner and in substantially the same condition and repair as it was maintained while owned by Landlord, then, upon giving Landlord's successor 90 days' written notice, Tenant shall have the right to terminate this Lease in its entirely and to vacate the Leased

     Premises upon payment by Tenant to Landlord's successor of a termination penalty equal to the then existing Unamortized Amount.

                      Article 14 - Miscellaneous Provisions

14.1 Limitation of Liability. Anything in this Lease or in law to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the Building and the land upon which the Building is constructed for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed or performed by Landlord. No other assets of Landlord shall be subject to levy, execution or other procedure for the satisfaction of Tenant's remedies. No claim for any deficiency remaining shall ever be asserted against Landlord individually, or its successors or assigns.

14.2 Tenant Certificates. Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, and mortgagees, and prospective purchasers, the then current status of performance hereunder, Tenant, on the written request of Landlord made from time to tome, shall promptly furnish a written declaration on the status of this Lease, consisting of statements:

          (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except as may be stated);

          (ii) of the date through which rentals have been paid and amount thereof and, if requested by Landlord, that rent will not thenceforth be paid more than a given number of days in advance of the date due;

          (iii) of the dates of commencement and termination of this Lease;

          (iv) that no default, or state of facts, which with the passage of time or notice would constitute a default, exists on the part of either party hereto (except as may be stated);

          (v) that there are no defenses or offsets against the enforcement of this Lease by Landlord (or stating those claimed by Tenant);

          (vi) the amount of any security deposit which may have been posted by Tenant with Landlord; and

          (vii) such other information as may be reasonably requested.

     Each such statement shall be certified to Landlord and to any mortgagee, assignee, purchaser or any other person specified by Landlord.

     If Tenant shall fail to execute and deliver any such certificate or instrument within ten days after a request therefor, Tenant hereby irrevocably appoints and constitutes Landlord as Tenant's agent and attorney-in-fact for the purpose of executing and delivering any such certificates and instruments for and on behalf of Tenant.

14.3 No Termination. Except as otherwise provided in this Lease, Tenant shall have no right to surrender or terminate this Lease and Tenant shall not be relieved of its liability and obligation to pay rent and all other charges payable under this Lease or any of its obligations under this Lease, and Tenant waives any rights not or hereafter conferred upon it by statute or otherwise to terminate or surrender this Lease or the Leased Premises or any part thereof, or to any offset, retention, suspension, diminution, abatement or reduction of rent or other charges payable under this lease.

14.4 Reimbursement for Legal Expenses. If Tenant shall request anything of Landlord which shall require preparation or review of documents by Landlord's counsel, and if Landlord accedes to such request, Tenant shall reimburse Landlord, upon request the reasonable legal fees and expenses incurred by Landlord incident thereto in accordance with .Article 12.3.

14.5 Force Majeure. Except as herein provided with regard to abatement of rent, if Landlord shall be delayed or prevented from ding or performing any act or thing required hereunder by reason of strikes, lock-outs, weather conditions, breakdown, accident, casualties, acts of God, labor troubles, inability to procure materials, failure of supply, inability by the exercise of reasonable diligence to obtain supplies, parts, employees, or necessary services, failure of power, governmental laws, orders or regulations, actions of governmental authorities, riots, insurrection, war or 6other causes beyond the reasonable control of Landlord, or for any cause due to any act or neglect of Tenant or any Tenant-Related Party or any person claiming by, through or under Tenant or any Tenant-Related Party, then Landlord shall not be liable or responsible for any such delays and the doing or performing of such act or thing shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

14.6 Broker's Commissions. Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees arising on account of the action or inaction of any Tenant-Related Party in connection with the execution of this Lease, and Tenant agrees to indemnify Landlord against all liabilities arising from any such claim, including cost of counsel fees.

14.7 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Louisiana, exclusive of its choice of law rules.

14.8 Representation by Corporate Tenant. In the event Tenant hereunder is a corporation, the parties executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified corporation authorized to do business in the State of Louisiana, that all franchise and corporate taxes have been paid to date and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due, and the person signing this Lease on behalf of the corporation is duly authorized to do so.

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

14.9 Headings and Index. The paragraph headings and the index to this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

14.10 Partial Invalidity. If any provision of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.11 Successors and Assigns. Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns, respectively, of Landlord and Tenant. Each term and provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The above reference to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant.

14.12 When Lease Becomes Binding. Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection therewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Leased Premises, and this document shall become binding only upon the execution and delivery hereof by both Landlord and Tenant and shall be considered effective as of the date set forth on page one hereof.

14.13 Other Leases and Tenants. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interest of the Building. Notwithstanding anything in this Lease to the contrary, Tenant does not rely on the fact, and Landlord does not represent, that any specific tenant or number of tenants shall during the Lease Term occupy any space or any particular space in the Building. This Lease is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. Tenant shall have no right whatsoever, either express or implied, under any such agreements between Landlord and such other tenants or under any of the terms or provisions on behalf of itself or any other party including Landlord.

14.14 No Partnership. Landlord shall in no event be construed, held or become in any way or for any purpose a partner, associate or joint venturer of Tenant or any Tenant-Related Party in the conduct of its business or otherwise.

14.15 Manner of Giving Notice. Any notice, communication, request, reply or advice in this Lease provided or permitted to be given or made by either party to the other shall effectively given only if in writing and (a) deposited in the United States Postal Service, certified or registered mail, postage prepaid, with return receipt requested; (b) sent by a national commercial courier service (e.g. Purolator, Airborne, Federal Express or Emery) delivery of which must be confirmed in writing by such courier; or (c) delivered in person to such party, or, if the party or parties to be notified be incorporated, to an officer of such party. Notices shall be effective only if and when delivered to the proper address. All notices shall be delivered at the following address:

          To Landlord:   US Unwired Inc.
                         One Lakeshore Drive, Ste. 1900
                         Lake Charles, LA 70629

          To Tenant:     Xspedius Corp.
                         One Lakeshore Drive, Ste. 1495
                         Lake Charles, LA 70629

          To Lender:     State Street Bank and Trust Company
                         2 Avenue de Lafayette
                         Boston, MA 02111
                         Attn: Global Investor Services Group Corporate Trust

     However, Landlord and Tenant, their respective successors, legal representatives and assigns shall have the right by at least fifteen (15) days' written notice to the other party given in the manner prescribed by this Article from time to time and at any time to change their respective addresses and each shall have the right to specify as its address any address within the continental Unites States. If the intended recipient deliberately avoids or refuses to accept any notice, then notice shall nonetheless be deemed given.

14.16 Rights of Tenant's Lender. Landlord acknowledges that Tenant may obtain financing from third party lenders (the "Lenders"). In connection with any such financing, and notwithstanding anything contained in this Lease to the contrary, the Landlord agrees as follows:

          1. In accordance with the terms of this Lease, the Tenant has the right to place certain personal property, inventory or equipment (collectively, the "Equipment") on some or all of the Premises from time to time. The Landlord waives and relinquishes any landlord's lien, rights of levy or distraint, claim, security interest or other interest the Landlord may now or hereafter have in or with respect to any of the Equipment, whether for rent or otherwise. The Landlord represents and warrants that it has received no notice from any person or entity other than the Lenders of any claim of right, title or interest in or to any of the Equipment.

          2. The Equipment may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real property but shall at all times be considered personal property.

          The Lenders, at their option but at reasonable times and upon notice to the Landlord, may enter and use the Premises for the purpose of inspecting, repossessing, removing, selling or otherwise dealing with any of the Equipment, without thereby assuming the Lease or any other obligations of the Tenant; provided, however, that any damage to the Premises caused by the Lenders or their representatives shall be repaired by the Lenders at the Lenders' expense.

          3. The Landlord agrees to send notice in writing to the Lenders of each of the following events:

                    (a) The Landlord gives the Tenant any notice regarding any termination of any of the Tenant's rights to use, lease or remain in possession of the Premises;

                    (b) Any legal action is commenced by the Landlord to evict the Tenant from the Premises or to terminate or limit any of the Tenant's rights to use, lease or remain in possession of the Premises; or

                    (c) There is any change in ownership of the Premises (in such event, the Landlord will provide the name and address of each new owner of the Premises).

     Upon receipt of any notice of any breach of the Lease or any other contract relating to the Premises, the Lenders shall have the right, but not the obligation, to cure any default within thirty (30) days thereafter. Any payment made or act done by Lenders to cure any such default shall not constitute an assumption of the Lease or any obligations of the Tenant.

          4. The agreements contained herein may not be changed or terminated orally or by course of conduct and are binding upon the Landlord and the heirs, personal representatives, successors and assigns of the Landlord and inures to the benefit of the Lenders and the successors and assigns of the Lenders.

          5. This Article shall inure to the benefit of, and be binding upon, the successors, heirs and assigns of the Lenders and the Landlord. LANDLORD WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS ARTICLE OR THE LEASE.

     Landlord and Tenant have executed this Lease in the presence of the undersigned respective witnesses effective as of the date first mentioned above.

WITNESSES AS TO LANDLORD:                     LANDLORD:
                                              US UNWIRED INC.


/s/ Illegible                                 By: /s/Brenda McElveen
---------------------------------             ----------------------------------
                                              Name: Brenda McElveen
                                              Title: VP of Administration


/s/ Illegible
---------------------------------


WITNESSES AS TO TENANT:                       TENANT:
                                              XSPEDIUS CORP.


/s/Illegible
---------------------------------             By: /s/Robert Sauser
                                              ----------------------------------
                                              Name: Robert Sauser


/s/Illegible                                  Title: President
---------------------------------

STATE OF LOUISIANA

PARISH OF CALCASIEU

     On this 5th day of February, 2001, before the undersigned Notary Public, personally appeared:

                               Brenda S. McElveen

who after being duly sworn, declared that he/she is the VP Administration of US Unwired Inc. and that he/she executed the foregoing Lease on behalf of US Unwired, and acknowledges it to be the free act and deed of US Unwired Inc..


                                              /s/Brenda S. McElveen
                                              ----------------------------------


                                /s/ Shiela King
                                -----------------
                                  Notary Public

My Commission Expires: at death

STATE OF LOUISIANA
PARISH OF CALCASIEU

     On this 5th day of February, 2001, before the undersigned Notary Public, personally appeared:

                                 Robert Sauser

who after being duly sworn, declared that he/she is the President of XSPEDIUS CORP. and that he/she executed the foregoing Lease on behalf of Xspedius Corp., and acknowledges it to be the free act and deed of Xspedius Corp.


                                              /s/Robert Sauser
                                              ----------------------------------


                                /s/ Sandran Guidiy Barker
                                --------------------------
                                  Notary Public

My Commission Expires: Upon death

                                   Exhibit "B"

                              Rules and Regulations

1. Tenant shall not operate, or permit to be operated, any mechanical machinery, steam engine, boiler, or stove without Landlord's written consent; Tenant will not allow the use of oil, burning fluids, kerosene, gasoline or other fuels to be used on the Leased Premises.

2. No articles deemed as extra hazardous on account of fire or explosion shall be brought into the Leased Premises.

3. Tenant shall not permit the preparation of food for consumption in the Leased Premises, nor the facilities for the preparation of food without written consent. Tenant shall not use the Leased Premises for housing, lodging, sleeping, nor any immoral or illegal purposes.

4. Tenant shall not operate, or permit to be operated, any musical or sound producing instrument or device inside or outside the Leased Premises which may be heard outside the Leased Premises.

5. Tenant shall not permit odors to emanate from the Leased Premises nor allow any objectionable noise to emanate from the Leased Premises.

6. Tenant shall not allow any visitor or guest to disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

7. Landlord reserves the right to exclude from the Building, between the hours of 6:30 P.M. and 7:30 A.M., and in all hours on Sunday and legal holidays, all persons who do not present a pass to the Building, signed by Tenant. Each Tenant shall be responsible for all persons for whom he issued such pass and shall be liable to Landlord for all acts of such person.

8. Tenant shall not bring or permit to be brought into the Building any bicycle, or any vehicle, or dog (except in the company of a blind person) or other animal or bird.

9. Tenant shall not install any radio, microwave dish, television antenna or satellite dish on the roof, or on, or in any part of the inside or the outside of the Building, other than inside the Leased Premises without Landlord approval

10. Tenant shall not use any illumination or power for the operation of any equipment or device other than electricity which shall be provided by Landlord.

11. No wires or cables, nor lines shall be brought into the Leased Premises, nor shall there be permitted to operate, any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building.

12. Two keys to the locks on the corridor doors entering the Leased Premises shall be furnished by Landlord free of charge, with any additional keys to be furnished by Landlord to each Tenant, at Tenant's cost. Landlord may retain a pass-key to the premises and be allowed admittance thereto at all times to enable its representatives to examine or exhibit the Leased Premises from time to time. No additional locks or bolts of any kind shall be placed upon any of the doors, nor shall any change be made in existing locks. Each Tenant must upon his termination of tenancy restore to Landlord all keys to offices, restrooms and other areas.

13. Tenant shall not paint, display, inscribe, maintain, or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside, except on hallway doors of the Leased Premises, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord reserves the right to remove, at Tenant's expense, all matter other than that above provided for without notice to Tenant.

14. Sidewalks, doorways, vestibules, balls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the premises and for going from one to another part of the Building.

15. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or any other Tenant-Related Party shall be paid by Tenant and Landlord shall not in any case be responsible therefor.

16. With respect to work being performed by Tenant in the Leased premises with the approval of Landlord, Tenants will refer all contractors, contractors' representatives and installation of technicians rendering any service to it to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, doors, entrance ways, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

17. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requires use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movements shall be under the supervision of Landlord and in the manner agreed between the tenants and Landlord by prearrangement before performance. Such prearrangement initiated by a tenant will include determination by Landlord, and subject to its decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the Building. The tenants are to assume all risks as to the damage to articles moved and injury to persons or public engaged or not to engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for a tenant from time of entering the property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a tenant.

18. Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or items, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damages done to the Building by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant. Tenant shall bear all costs incurred by Landlord or Tenant in determining the feasibility or actual installation of any such heavy equipment.

19.  Corridor doors, when not in use, shall be kept closed.

20. Each tenant shall cooperate with Landlord's employees in keeping its Leased Premises neat and clean.

21. Landlord shall be in no way responsible to the tenants, their agents, employees or invitees for any loss of property from the Leased Premises or public areas or for any damages to any property thereon from any cause whatsoever.

22. No machinery of any kind shall be operated by Tenant on its Leased Area without the prior written consent of Landlord, nor shall any tenant use or keep in the Building any inflammable or explosive fluid or substance.

23. Landlord will not be responsible for lost or stolen personal property, money, or jewelry from Tenant's Leased Premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

24. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments without Landlord's written consent

25. Tenant shall at no time carry open containers of coffee, beverage or other fluids in elevators, corridors, or other open areas of the Building. All such fluids shall be carried in approved, sealed containers.

26. Landlord reserves the right to make such other and further rules and regulations as in its judgment may be for the safety, care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such rules and regulations herein above stated and additional rules and regulations which are adopted.

                         Description of Graphics to come
                              (ELEVENTH FLOOR PLAN)

                         Description of Graphics to come
                              (SEVENTH FLOOR PLAN)

                         Description of Graphics to come
                               (FIFTH FLOOR PLAN)

                         Description of Graphics to come
                               (THIRD FLOOR PLAN)

                         Description of Graphics to come
                               (SECOND FLOOR PLAN)

                        Description of Graphics to, come
                               (FIRST FLOOR PLAN)